Exhibit 10.3

		1. THIS CONTRACT IS A RATED ORDER				RATING		PAGE	OF	PAGES
AWARD/CONTRACT		UNDER DPAS (15 CFR 350)							1	31
2. CONTRACT (Proc. Inst. Ident.) NO.		3. EFFECTIVE DATE				4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
DTFH61-06-D-00030		October 1, 2006				21-21-6071 & 21-21-6271
5. ISSUED BY		CODE	HAAM 30-D	6. ADMINISTERED BY (If other than Item 6)		CODE

Department of Transportation Federal Highway Administration Office of Acquisition Management 400 7th St., S.W., Room 4410, Washington, DC 20590-0001				Same as Block #5
7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)						8. DELIVERY
Iteris, Inc.						☐ FOB ORIGIN	☒ OTHER (See below)
1515 South Manchester Avenue						9. DISCOUNT FOR PROMPT PAYMENT
Anaheim, CA 92802

						10. SUBMIT INVOICES		ITEM
(4 copies unless other- wise specified) TO THE
CODE			FACILITY CODE			ADDRESS SHOWN IN:		See Block #5
11. SHIP TO/MARK FOR		CODE		12. PAYMENT WILL BE MADE BY			CODE	HABF24
See Part I, Section F				Federal Highway Administration, Finance Division, Room 4314, 400 7th St., S.W., Washington, DC 20590-0001

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:				14. ACCOUNTING AND APPROPRIATION DATA
☐ 10 U.S.C. 2304(c)( )		☐ 41 U.S.C. 253(c)( )		15X0439060-0000-021J600600-2101000000-25305-61006600 = $200,000
15A. ITEM NO.		15B. SUPPLIES/SERVICES		15C. QUANTITY		15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
“National Intelligent Transportation Systems (ITS) Architecture Evolution and Support”

Total Potential Amount (Including Options):
$24,529,659

			15G. TOTAL AMOUNT OF CONTRACT					$24,529,659
16. TABLE OF CONTENTS
(✓)	SEC.	DESCRIPTION	PAGE(S)	(✓)	SEC.	DESCRIPTION			PAGE(S)
PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES
X	A	SOLICITATION/CONTRACT FORM	1	x	I	CONTRACT CLAUSES			28-30
X	B	SUPPLIES OR SERVICES AND PRICE/COST	2	PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
X	C	DESCRIPTION/SPECS./WORK STATEMENT	3-8	x	J	LIST OF ATTACHMENTS			31
X	D	PACKAGING AND MARKING	8-9	PART IV - REPRESENTATIONS AND INSTRUCTIONS
X	E	INSPECTION AND ACCEPTANCE	9		K	REPRESENTATIONS, CERTIFICATIONS
X	F	DELIVERIES OR PERFORMANCE	9-12			AND OTHER STATEMENTS OF OFFERORS
X	G	CONTRACT ADMINISTRATION DATA	12-19		L	INSTRS., CONDS., AND NOTICES TO OFFERORS
x	H	SPECIAL CONTRACT REQUIREMENTS	20-27		M	EVALUATION FACTORS FOR AWARD
CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17.  ☐  CONTRACTOR’S NEGOTIATED AGREEMENT  (Contractor is required to sign this document and return __9__ copies to issuing office.)  Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein.  The rights and obligations of the parties to this contract shall be subject to and governed by the following documents:  (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein.  (Attachments are listed herein.)

18.  ☐  AWARD  (Contractor is not required to sign this document.)  Your offer on Solicitation Number _________________________________________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets.  This award consummates the contract which consists of the following documents:  (a) the Government’s solicitation and your offer, and (b) this award/contract.  No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)				20A. NAME OF CONTRACTING OFFICER
Iteris, Inc. [***]				[***]

19B. NAME OF CONTRACTOR			19C. DATE SIGNED	20B. UNITED STATES OF AMERICA				20C. DATE SIGNED

			8/29/2006					9/1/06
[***]				BY	[***]
(Signature of person authorized to sign)					(Signature of Contracting Officer)
NSN 7540-01-152-8069			26-107				STANDARD FORM 26
(REV. 4-85)
PREVIOUS EDITION UNUSABLE			Computer Generated				Prescribed by GSA
FAR (48 CFR) 53.214(a)

[***]      Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

P A R T  I

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

The Contractor shall furnish all the necessary facilities, materials, and personnel and shall perform technical non-personal services and program support necessary under this contract entitled “National Intelligent Transportation Systems (ITS) Architecture Evolution and Support”.  Such services and program support shall be rendered to the Federal Highway Administration (FHWA) through the issuance of cost-plus-fixed-fee task orders under this Indefinite Delivery/Indefinite Quantity (IDIQ) contract.

The total estimated amount (maximum) for the performance of this indefinite delivery/indefinite quantity contract (Base Period, plus three option years) is $24,529,659. That amount consists of an estimated total aggregate cost of [***] plus an aggregate fee of [***].

The estimated amount for the performance of the Base Period (two years) of this contract is $9,841,693, consisting of an estimated cost of [***] plus an aggregate fee of [***].

The estimated amount for the performance of the First Option Year (one year) of this contract is $4,884,756, consisting of an estimated cost of [***] plus an aggregate fee of [***].

The estimated amount for the performance of the Second Option Year (one year) of this contract is $4,887,264, consisting of an estimated cost of [***] plus an aggregate fee of [***].

The estimated amount for the performance of the Third Option Year (one year) of this contract is $4,915,947, consisting of an estimated cost of [***] plus an aggregate fee of [***].

All travel shall be reimbursed at cost in accordance with the travel and per diem clause (reference Section G).  Travel and per diem shall not exceed [***] for the entire period of performance (Base plus all Option Years).

See “LEVEL OF EFFORT REQUIRED TO ACCOMPLISH WORK”, ON PAGE 10, for Minimum Order Amount.

[***]                 Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

BACKGROUND

A consensus National ITS Architecture was developed in June 1996 to serve as the framework for Intelligent Transportation Systems deployment.  It culminated nearly three years of effort by four teams, each representing the private sector, the public sector, and academia.  The effort was led by the U.S. DOT, with each team tasked to engage and involve stakeholders from around the country to help shape this national effort.

Following development, the U.S. DOT recognized the need for subsequent ongoing tasks to be accomplished to maximize the return on the investment.  The first task is the evolution of the National ITS Architecture – to maintain it in a current status and to integrate new user services as needs are identified and articulated.  Modifications have been made based upon input received from deployment programs throughout the country as well as from emerging ITS standards.  Version 5.0 of the National ITS Architecture, incorporating the new security additions and other changes, was distributed on CD ROM in December 2003.  The next version will likely incorporate other new user services, as well as focus on dedicated short range communications needs and updates in other areas of the Architecture.  The National ITS Architecture thus continues to be the definitive and accurate reference for ITS deployment planning.

The second major follow-on task is deployment support.  Several levels of workshops were initiated in late 1999 to support Metropolitan Planning Organizations (MPOs) and statewide development of regional and project architectures.  More than 100 of these workshops were conducted between CY 2000 and CY 2006.  A software tool, Turbo Architecture, was developed and made available for distribution in 2000 to facilitate the process of developing these architectures, using the National ITS Architecture as a reference.  Version 3.0 was released in May 2004 to be in synch with the National ITS Architecture Version 5.0 and reflect the FHWA Rule and FTA Policy on Architecture and Standards.  A major training program has been successfully executed with more than 150 presentations to over 3000 persons throughout the country.  Outreach programs have been supported with presentations being given at major transportation forums throughout the country as well as internationally.  Finally, there has been an ongoing effort to support the ITS Standards and the Systems Engineering Programs, both outgrowths of the Architecture Development Program, and ensure that they remain linked as that is essential for the continued deployment of ITS systems.

CONTRACT OBJECTIVES

The objectives of this contract are to:

1.                                       Conduct an architecture evolution effort to include evaluating/executing changes due to deployment experiences, changes in requirements, development of ITS standards, and changes in U.S. DOT policy.  Integrate new user services into the National ITS.

2.                                       Provide ITS deployment support that enhances the transportation planning process and uses the National ITS Architecture in the development of regional and project architectures.

3.                                       Maintain and support the Turbo Architecture software application.  Update it to conform to new versions of the National ITS Architecture.

4.                                       Participate in outreach and training efforts to explain the use of the National ITS Architecture to U.S. DOT resource centers and division offices and assist efforts to explain the use of the Architecture to state and local planners, implementers, integrators, and manufacturers.

5.                                       Assist U.S. DOT policymakers in defining policy consistent with the National ITS Architecture and supporting SAFETEA-LU and subsequent legislation.  Ensure that the Architecture reflects new policies.

6.                                       Support the ITS Standards development program and the mapping of ITS standards to the National ITS Architecture.

7.             Support the Systems Engineering program including education and outreach.

8.                                       Support coordination with other ITS Joint Program Office (JPO) activities (e.g., the major initiatives, etc.)

SCOPE

The Contractor will provide for continued technical enhancement and evolution of the National ITS Architecture, which was developed to serve as a framework for national ITS deployments.  The Contractor will provide support to the U.S. DOT by ensuring that the National ITS Architecture is maintained and kept up-to-date and reflects all changes, additions, and corrections necessitated by the continually evolving ITS program.  The Contractor will ensure the Architecture remains current and inclusive through the integration of new, stakeholder supported user services, and will support the U.S. DOT by providing technical advice regarding policies and actions that might affect the National ITS Architecture.  In addition, the Contractor will support the FHWA deployment support program by conducting training and workshops to help explain regional and project architectures to regional/state/local implementers, and performing outreach to the various administrations and their constituents within U.S. DOT that are affected by the National ITS Architecture.  Finally, the Contractor will support two programs that are related to and outgrowths of the Architecture Program, the ITS Standards Program and the Systems Engineering Program.

DELINEATION OF WORK

The Contractor shall not incur costs under the following Tasks A, B, and C except in performing Task Orders.

In order to accomplish the contract objectives, the following list of task areas shall be performed:

Task Area A – Architecture Program Management

The Contractor will provide advice and recommendations to the U.S. DOT regarding issues that may specifically impact the National ITS Architecture.  Specific activities may include:

1.                                       Analyze aspects of the Architecture program, attend regular ITS JPO meetings (policy, quarterly reviews, etc.), and deliver required program status briefings and reports to the U.S. DOT.

2.                                       Review and provide recommendations on the necessary facilities, staff and equipment required to effectively carry out Architecture program objectives.

3.                                       Provide the ITS JPO Architecture Program Manager strategic advice and recommendations concerning the current direction and near-term future of the Architecture program.

4.                                       Consult with and provide recommendations to the ITS JPO Architecture Program Manager on planning issues related to the daily management of the Architecture program, to include maintenance of the National ITS Architecture, architecture and standards policy, and architecture related training and workshops.

5.                                   Provide the ITS JPO Architecture Program Manager advice and consultation regarding contractual issues.

6.                                       Develop papers and make presentations regarding the National ITS Architecture and deployment issues at forums that may include the ITS-America Annual Meeting, the AASHTO Annual Meeting, and the ITE Annual Meeting.

7.                                       Provide the ITS JPO Architecture Program Manager technical advice and reviews of ITS standards development, testing, and deployment efforts, especially as related to the National ITS Architecture.

Task Area B - Architecture Evolution (Maintenance and New User Services)

Under the overall management of the U.S. DOT, the Contractor will provide administrative and technical support in maintaining and evolving the National ITS Architecture.  Specific activities may include:

1.                                       Maintain architecture configuration control while addressing major and minor updates to the National ITS Architecture documentation.

2.                                       Keep abreast of other ITS developments and deployments that may require changes to the National ITS Architecture and propose such changes when they are identified.

3.                                       Evaluate proposed changes to the National ITS Architecture to determine their impact on the Architecture itself and to other on-going U.S. DOT activities, and integrate them into the National ITS Architecture following ITS JPO approval.

4.                                       Maintain the integrity of the National ITS Architecture documentation set, especially the architecture definition.  Provide CD ROM versions of the National ITS Architecture following all major updates.  Provide web-based changes to reflect all updates, both major and minor.

5.                                       Integrate new user services into the Architecture in response to the stakeholders’ articulating emerging needs and following ITS JPO approval of the new user service.

6.                                       Maintain the Turbo Architecture software tool as required to fully utilize upgrades to the National ITS Architecture definition and to respond to the FHWA Rule and FTA Policy on Architecture and Standards.

7.                                       Participate in architecture related activities within the major U.S. DOT initiatives and integrate relevant elements into the National ITS Architecture.

8.                                       Maintain the National ITS Architecture website and all appropriate documentation, to include the latest versions, major (also on CD ROM) and minor (web based only).

Task Area C – Deployment Support

The Contractor will provide overall support to the U.S. DOT in ensuring that the National ITS Architecture is considered in all local and national ITS deployments.  The Contractor will provide limited training support to public sector (federal) personnel and others as may be subsequently tasked.  The Contractor will support architecture outreach efforts to U.S. DOT resource centers and division offices, state and local implementers, the various administrations within the U.S. DOT, and other stakeholders as required.  Specific activities may include:

1.                                       Provide technical assistance to the Architecture Field Support Team (AFST), other Federal employees, and FHWA contractors as needed on the National ITS Architecture and regional ITS architecture development, deployment, use, and maintenance.  This may be in the context of achieving consistency with the requirements addressed in the FHWA Rule and FTA Policy on Architecture and Standards.

2.                                       Provide regional and project ITS architecture reviews and assessments, including those done on-site.

3.                                       Provide software support for the Turbo Architecture software tool.  Provide technical support to Turbo Architecture users.

4.                                       Support development and maintenance of ITS architecture guidance documentation.  Coordinate with U.S. DOT and other U.S. DOT contractors in any architecture guidance document development.

5.                                       Develop materials for regional architecture workshops that may involve various aspects of the architecture process to include the regional planning process and the development, use, and maintenance of regional architectures and project architectures.

6.                                       Present architecture workshops (2-day or more) and seminars (1-day) at sites around the country, hosting from one to four different regions, using detailed knowledge of the National ITS Architecture and experience and lessons learned with regional ITS architectures.

7.                                       Support the NHI training courses “Deploying the National ITS Architecture” and “Turbo Architecture Software Training”.

8.                                       Develop issue papers encompassing a wide range of architecture topics including relationship with the transportation planning process, regional and project architectures, security issues, and other current topics involving the National ITS Architecture.

9.             Develop and conduct systems engineer process workshops and seminars.

10.                                 Provide systems engineering process technical assistance to the FHWA Division Offices and Resource Centers.

11.                                 Develop white papers and issue papers, as tasked, to address systems engineering and its relationship to the transportation planning process.

HARD COPY PUBLICATIONS

Publications for All FHWA Offices

All applicable reports shall be prepared in accordance with the “Guidelines for Preparing Federal Highway Administration Publications” (FHWA-AD-88-001), dated January 1988, and as amended by Change 1 dated May 20, 1994.  Specifically, the contractor shall provide the government with the following for each report developed under this contract:

A completed Technical Report Documentation Page, Form DOT 1700.7 (8-72), which is located via the Internet at http://www.bts.gov/itc/1770-7.pdf.  This form is necessary to ensure all reports are entered into the National Technical Information Service database.

A printed version of the report:  A camera-ready copy (a publication term used to define the finished manuscript), including all artwork (illustrations or photographs) ready for printing by photographic or other means.

An electronic version of the report:  An electronic version of the report is necessary to upload into the clearinghouse library (otherwise, scanning in the report is required and this is a time-consuming labor-intensive exercise.)) All photographs and negatives used within the report are property of DOT.

ELECTRONIC MEDIA

 HTML Coding

For documents (generally under 50 pages) to be coded by DOT staff: To submit electronic files to be coded by DOT staff the document should be sent in Word 2000 or above, with graphic files sent separately in either jpeg or gif format.

For documents over 50 pages to be coded by external sources: All web-enabled documents should be coded in HTML 3.2 or above, to be viewed in Netscape or Internet Explorer browser versions 3.0 or better.  Design and function need to be pre-approved by the COTR.

Any scripting beyond HTML needs to be pre-approved by the COTR.  Documents should be broken down into manageable files and graphics should either be jpeg or tif and as small as possible (less than 50k).  The usage of frames is permissible.  Commented code should be used to support future revisions.  Color codes should be hexadecimal, not word codes.  These tags should be used: not<strong>, not<em>.  Furthermore, <u>(underlining) should not be used.  End paragraph tags are not necessary.  Animated graphics should not loop endlessly.

Graphics

Request for artwork to be designed for the web should be accompanied by originals (photos, slides, existing artwork, etc.) if possible.  These will then be used as reference to check color.  Electronic files submitted for inclusion in the graphic should be saved in a jpeg or tif format with a resolution of 300 pixels/inch.

If there is an existing design that the graphic needs to tie into, or if there is a possibility that variations of this graphic may be used in the future, this should be discussed upon submitting graphic request.

PRESENTATION  MATERIALS

Presentation materials that are prepared for conferences, briefings, courses, workshops, etc., and developed in electronic format shall be submitted in hard copy format as well as in the program of origin that is acceptable to DOT.  Art must be produced in a program that can export an interchange file format that can be imported into other files, such as reports.  Photos must be in tif or jpeg format, with on-screen preview and with line screen appropriate for printing.

COMPLIANCE WITH REHABILITATION ACT AND ACCESS BOARD STANDARDS

In compliance with FAR 39.2 and TAM NOTE 01-03/Section 508 of the Rehabilitation Act, please note the following requirement:

The Contractor must ensure that any and all electronic documents which it prepares will meet the requirements of Section 508 of the Rehabilitation Act.  The Rehabilitation Act requires that all electronic products prepared for the Federal Government be accessible to persons with disabilities, including those with vision, hearing, cognitive, and mobility impairments.  The Contractor can view Section 508 of the Rehabilitation Act (http://www.accessboard.gov/508.htm) and the Federal IT Accessibility Initiative (Home Page) (http://section508.gov/) for detailed information.

The FHWA has determined that the accessibility requirements contained in the Electronic and Information Technology Accessibility Standards, Section 1194.22, “Web-based intranet and internet information and applications”, apply to this work.  The standards are available at www.access-board.gov/sec508/508standards.htm.

SECTION D - PACKAGING AND MARKING

PACKAGING

Preservation, packing, and packaging of items for shipment shall be in accordance with commercial practice and adequate for acceptance by common carrier for safe transportation at the most economical rates.

SHIPMENT AND MARKING

Shipment of deliverable items shall be as follows:

Ship to:                                           Federal Highway Administration
ITS Joint Program Office
Room 3416
400 Seventh Street, S.W.
Washington, DC  20590

ATTN:  Lee Simmons, HOIT-1

F.O.B. POINT

The F.O.B. point for all items under this contract is:

Federal Highway Administration
400 Seventh Street, S.W.
Washington, DC  20590

All items shall be shipped F.O.B. Destination.

SECTION E - INSPECTION AND ACCEPTANCE

All work hereunder shall be subject to review and acceptance by the Government.

52.252-2                Clauses Incorporated By Reference (Feb 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the Contracting Officer will make their full text available.  Also, the full text of a clause may be accessed electronically at this address:  http://www.arnet.gov/far/  (the Official GSA Site of the Federal Acquisition Regulations (FAR))

52.246-5     Inspection of Services - Cost-Reimbursement.     APR 1984

SECTION F - DELIVERIES OR PERFORMANCE

PERIOD OF PERFORMANCE

The period of performance for this contract is twenty-four (24) months from on the effective date of the contract.  The period of performance for each specific task order will be determined prior to the effective date of that task order.  All work and services hereunder, including preparation and submission of the final report, shall be completed on or before the completion date of this contract, or the date specified on a given task order, whichever is later.  Task Orders may be issued up to the final day of this contract, and the contract will remain in force to allow for completion of all Task Orders issued.  However, the Government shall not issue, and the Contractor shall not accept, any new task orders issued subsequent to the performance period of this contract.

52.217-9 Option to Extend the Term of the Contract. (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within 30 days before the contract’s Base Period ends, provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires.  The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 60 months (5 years).

LEVEL OF EFFORT REQUIRED TO ACCOMPLISH WORK

MAXIMUM:

In the performance of cost-plus-fixed-fee task orders issued during the base period of performance of 24 months (two years) pursuant to this contract, the contractor shall provide a maximum of 65,400 direct productive labor hours of technical effort.  Direct productive labor hours are defined as actual work hours exclusive of vacation, holiday, sick leave, and all other absences.

MINIMUM:

The Government shall order a minimum of $200,000 for fully burdened effort during the two-year base period.

DELIVERABLES/SCHEDULE OF WORK

The schedule of work and requirements for deliverables shall be performed in accordance with the individual task orders, as negotiated in each Task Order.

PLACE OF DELIVERY

A.                                    Invoices

To Contracts Office

Submit original and 1 copy of each invoice to:

Federal Highway Administration
Office of Acquisition Management, HAAM-30D
400 Seventh Street, S.W., Room 4410
Washington, D.C.  20590

Attn:       Adams JeanPierre
E-mail:    adams.jeanpierre@dot.gov

To Contracting Officer’s Technical Representative (COTR)

The contractor shall submit to the COTR one copy of each invoice.

B.                                    Regularly Recurring Reports

(1)  QUARTERLY PROGRESS REPORTS

To Contracting Officer’s Technical Representative (COTR)

The contractor shall submit to the COTR two hard copies of a Quarterly Progress Report.

To Contracting Officer

Submit one hard copy of each Quarterly Progress Report to:

Federal Highway Administration
Office of Acquisition Management, HAAM-30D
400 Seventh Street, S.W., Room 4410
Washington, D.C.  20590

Attn:       Adams JeanPierre
E-mail:    adams.jeanpierre@dot.gov

52.242-15             STOP-WORK ORDER (AUG 1989) – ALTERNATE I (APR 1984)

(a)                                  The Contracting Officer may, at any time, by written order to the Contractor, require the Contractor to stop all, or any part, of the work called for by this contract for a period of 90 days after the order is delivered to the Contractor, and for any further period to which the parties may agree.  The order shall be specifically identified as a stop-work order issued under this clause.  Upon receipt of the order, the Contractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage.  Within a period of 90 days after a stop-work order is delivered to the Contractor, or within any extension of that period to which the parties shall have agreed, the Contracting Officer shall either-

(1)           Cancel the stop-work order; or

(2)                                  Terminate the work covered by the order as provided in the Termination clause of this contract.

(b)                                 If a stop-work order issued under this clause is canceled or the period of the order or any extension thereof expires, the Contractor shall resume work.  The Contracting Officer shall make an equitable adjustment in the delivery schedule, the estimated cost, the fee, or a combination thereof, and in any other terms of the contract that may be affected, and the contract shall be modified, in writing, accordingly, if -

(1)                                  The stop-work order results in an increase in the time required for, or in the Contractor’s cost properly allocable to, the performance of any part of this contract; and

(2)                                  The Contractor asserts its right to the adjustment within 30 days after the end of the period of work stoppage; provided, that, if the Contracting Officer decides the facts justify the action, the Contracting Officer may receive and act upon a proposal submitted at any time before final payment under this contract.

(c)                                  If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of the Government, the Contracting Officer shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

(d)                                 If a stop-work order is not canceled and the work covered by the order is terminated for default, the Contracting Officer shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

(End of clause)

52.252-2                                               CLAUSES INCORPORATED BY REFERENCE  (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text.  Upon request, the Contracting Officer will make their full text available.

(End of Clause)

52.247-34             F.O.B.  Destination   (NOV 1991)

SECTION G - CONTRACT ADMINISTRATION DATA

TASK ORDER PROCEDURE

All funds expended under this contract shall be incurred and accounted for under individual Task Orders.

(1)                      Within the Direct Productive labor hours specified in the LEVEL OF EFFORT REQUIRED TO ACCOMPLISH WORK clause of this contract, the Contractor shall incur costs under this contract in the performance of task orders and task order modifications issued in accordance with this ordering procedure.  No other costs are authorized without the express written consent of the Contracting Officer.

(2)                      The work will be conducted by the Contractor on an as-needed basis, within the scope of the contract. The exact nature and extent of the Contractor’s work under this contract will be based on written Requests For Task Order Proposals (RFTOP) developed or reviewed by the Contracting Officer’s Technical Representative (COTR), who will forward a copy of each written RFTOP to the contractor.  Each RFTOP will include, as a minimum, the following:

(a)                    Name of the COTR and Contracting Officer’s Task Manager (COTM);

(b)                   Contract Number, due date and time for Government’s receipt of proposal(s), and number of required copies of each proposal;

(c)                    Description of the work required;

(d)                   The COTM’s estimated maximum number of labor hours or maximum price not-to-exceed, and other resources required;

(e)                    Documentation requirements;

(f)                      The COTM’s desired delivery/performance schedule;

(g)                   Quality assurance standards, as appropriate; and

(h)                   Travel authorized

(3)                      Within 14 calendar days after receipt of an e-mailed RFTOP from the Government, or within any earlier or later deadline specified in the RFTOP, the Contractor shall submit to the COTR and to the Contracting Officer a Task Order Proposal.  (See addresses for COTR and Contracting Officer in Section F of this contract).  Each such Task Order Proposal must clearly reference on the outside of the submission envelope, and in a cover letter the contract number and the particular RFTOP on which the Contractor is proposing. Each such Task Order Proposal shall, at a minimum, contain all of the following:

(a)          Thorough discussion of the technical approach for performing the work, as required by the RFTOP.

(b)         Period of Performance and Schedule of Work, including an estimated date of commencement of the work.

(c)          Estimated level of effort, types of staffing and number of hours by sub-task, including those in (e) below.

(d)         Travel, equipment and materials estimates.

(e)          An estimate for subcontractors and consultants, including direct labor hours and cost information, if applicable.

(f)            Estimated cost information broken down by cost element, including any estimated computer usage time, if applicable; and estimated indirect costs and inter-divisional transfer costs.

(g)         Subject to the restrictions stated below, the contractor may include, in any Task Order Proposal, an allowance for managerial and administrative costs estimated to be incurred in connection with that particular Task Order, plus an allowance for any bid and proposal costs estimated to be incurred in submitting a proposal for that particular Task Order.  Such allowances, in the aggregate, shall not exceed 5% of all other costs being proposed for that particular Task Order without the prior written consent of the Contracting Officer.  Further, the contractor shall never propose, and shall never accept, a double or a multiple recovery of any cost.  Thus, for example, costs billed as direct costs under a Task Order shall not also be placed in any of the contractor’s indirect cost pools.  Notwithstanding the permissibility of an estimate for managerial, administrative, and bid & proposal costs under a Task Order, costs shall be reimbursed only to the extent that they are actually, allocably, reasonably and allowably incurred.

(h)         Total estimated cost and fixed fee for completion of the Task Order.

(4)                      Based on mutual agreement of the estimates, the FHWA will issue a Task Order and the Contractor shall proceed with the conduct of the work.

(5)                      Task Orders will contain, as a minimum, the following information:

(a)          Name and signature of the Contracting Officer.

(b)         Contract Number, Task Order Number, and effective date.

(c)          Description of task(s) including deliverables.

(d)         Maximum number of contract labor hours or price not to exceed, and other resources       authorized.

(e)          Dollar amount of negotiated fixed fee.

(f)            Travel authorized.

(g)         Documentation and reporting requirements.

(h)         Delivery/performance schedule.

(i)             Accounting and appropriation data.

(j)             Any other necessary information.

(6)       The Contracting Officer may modify Task Orders in the same manner as they are issued.

(7)                    If the Contractor at any time during work assignment performance has reason to believe that the total incurred cost or number of labor hours will exceed 75% the total estimate set forth in the Task Order, the contractor will immediately notify the Contracting Officer, COTR, and COTM in writing and suggest a revised estimate for completion of the work required there under.  The Contracting Officer will make the final determination of the approved cost for each Task Order.  The contractor’s cost incurred shall not exceed the total estimated cost specified in each Task Order.  Costs incurred that exceed the total estimated cost of a Task Order will not be reimbursed, unless authorized in advance by the Contracting Officer.

(8)                    Any unresolved Task Order terms or conditions should be subject to the DISPUTES clause.

(9)                    In the event that Task Orders extend beyond the contract’s period of performance, the contract will remain in effect to accommodate the completion of the Task Order(s).

(10)                In the event that there is a conflict between the requirements of the contract, the Task Order, or the Contractor’s work plan, the contract shall prevail followed in order of precedence by the Task Order and finally, the Contractor’s work plan.

QUARTERLY PROGRESS REPORT

The Contractor shall furnish two (2) hard copies of a quarterly letter-type progress report to the Contracting Officer’s Technical Representative and one (1) to the Contracting Officer (CO), on or before the 15th of the month following the calendar quarter being reported.  Each report shall contain concise statements covering the research activities relevant to the study, including:

1.         A brief description of the Task Order objective.

2.                         Budget and scheduling information including the date the Task Order was initiated, the estimated completion date, original hours and cost estimate, and a tabulation of hours and cost expended this quarter, cumulative total to date, and needed to complete the work.

3.                           A brief description of the activities conducted under the Task Order during the reporting period.

4.                       A discussion of any problems encountered or anticipated that might affect successful completion of the Task Order, together with recommended solutions to such problems.

5.                       Any other pertinent information, including an analysis and explanation of any cost over-runs.  Each quarterly progress report shall also contain a budget summary showing planned, actual and cumulative hours and costs for each active Task Order.

ANNUAL PROGRESS REVIEW

The applicable quarterly reports will be used as part of the annual performance review conducted by the CORT with the contractor.  The Contractor shall revise staffing, work assignments, and financial controls, as needed, based on annual performance reviews.

TRAVEL AND PER DIEM

Travel and Per Diem authorized under this contract shall be reimbursed in accordance with the Government Travel Regulations currently in effect, up to the limit stated in SECTION B.  Current per diem rates are listed at:

http://policyworks.gov/org/main/mt/homepage/mtt/perdiem/travel.shtml

Travel requirements under this contract shall be met using the most economical form of transportation available.  If economy class transportation is not available, higher class transportation shall be approved in advance by the Contracting Officer, and the request for payment voucher must be submitted with justification for use of higher class travel indicating dates, times, and flight numbers.  All travel shall be scheduled sufficiently in advance to take advantage of offered discount rates, unless authorized by the Contracting Officer.

The amount of reimbursement shall not exceed the maximum limit authorized in any Task Order.  Specific conditions and limitation applicable to travel under this contract are as follows:

1.                                       Local Travel - Reimbursement will not be allowed for travel to or from the primary place of performance (i.e., Turner-Fairbank Highway Research Center (TFHRC) or DOT Headquarters) for those employees assigned to work under this contract, or to and from the Contractor’s local and headquarters office sites, or to and from the employee’s residence.

2.                                       Temporary Assignments - Any Task Order requiring assignment of Contractor personnel at locations outside the primary place of performance (i.e., TFHRC or DOT Headquarters) for less than 6 months will be considered a temporary assignment.  Travel and per diem expenses as allowable, incurred in performing temporary assignments may be billed in accordance with Government Travel Regulations.

CONTRACTING OFFICER’S TECHNICAL REPRESENTATIVE (COTR)

The Contracting Officer (CO) has designated Lee Simmons as Technical Representative (COTR) to assist in monitoring the work under this contract.  The COTR is responsible for the technical administration of the contract and technical liaison with the Contractor.  The COTR is NOT authorized to change the scope of work or specifications as stated in the contract, to make any commitments, to otherwise obligate the Government, or to authorize any changes which affect the contract price, delivery schedule, period of performance, or other terms or conditions.

The Contracting Officer is the only individual who can legally commit or obligate the Government for the expenditure of public funds.  The technical administration of the contract shall not be construed to authorize the revision of the terms and conditions of this contract.  The Contracting Officer shall authorize any such revisions in writing.

FUNDS AVAILABLE

The clause entitled “LIMITATION OF FUNDS” applies to this contract.  Any notification required on the part of the Contractor shall be made in writing to the Contracting Officer with a copy to the COTR.  In the event that the contract is not funded beyond the estimated cost set forth in the schedule, the Contractor shall deliver to the Contracting Officer the data collected and the material produced or in process or acquired in connection with the performance of the project provided herein together with a summary report in five copies of its progress and accomplishments to date.

a.                                       Currently, funds in the amount of two hundred thousand dollars ($200,000) are obligated to this contract.

b.                                      Subject to the availability of funds and an executed document by the Contracting Officer, an additional [***] may be obligated to this contract.

PAYMENT

a.                                       The Contractor may be reimbursed for direct and indirect costs incurred in the performance hereof as are allowable under the provisions of Subpart 31.2, 31.3, 31.6, or 31.7 (as applicable) of the Federal Acquisition Regulations in the not-to-exceed amount of [***] subject to the Limitations of Funds Clause.

b.                                      The Contractor may request monthly interim payments for costs incurred during the performance of this contract.  Each monthly interim payment request shall be supported by a statement of costs incurred by the Contractor in the performance of this contract and claimed to constitute allowable costs.  Each monthly interim payment request shall be submitted in accordance with Attachment No. 3, “The FHWA Billing Instructions for Cost Reimbursement Contracts” to be considered proper for payment.  Prior approval of the Contracting Officer is required if the contractor wishes to use a different payment request form.

c.                                       In accordance with clause 52.232-25, “Prompt Payment”, monthly interim payments will be made by the 30th day following receipt of proper request for payment by the designated billing office, unless audit or other review is considered necessary to ensure compliance with the terms and conditions of the contract.  All interim payments hereunder will be made upon further determination by the Contracting Officer that the contractor is making adequate progress toward successful contract completion.

[***]                   Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

d.                                      Final invoice payment shall be made upon the Contracting Officer’s determination that all contract requirements have been completed.  The payment due date for the final invoice shall be established in accordance with the clause 52.232-25.

e.                                       In addition to reimbursing the Contractor for allowable costs, the Government shall pay the Contractor the fee negotiated for each particular Task Order – to the extent that the Task Order is being satisfactorily performed.  The Contractor may claim the allocable portion of the fee for any given Task Order, as a part of each applicable monthly interim payment request.

The Contractor shall furnish an original and one (1) copy of each voucher for payment to the Contracting Officer and one (1) copy to the Contracting Officer’s Technical Representative.

INDIRECT COSTS

Pending the establishment of final indirect cost rates which shall be negotiated based on audit of actual costs as provided in Subpart 42.7 of the Federal Acquisition Regulation, the Contractor shall be reimbursed for allowable indirect costs based on negotiated, provisional indirect rates as identified below:

Indirect Cost Element:	Rate:	Type:	Base (applied to):
Overhead	[***]	[***]	[***]

This INDIRECT COST provision does not operate to waive the LIMITATION OF FUNDS Clause.  The Contractor’s audited final indirect costs are allowable only insofar as they do not cause the Contractor to exceed the total estimated costs for performance of the contract listed on page 2 (SECTION B) and under the PAYMENT provision above.

BILLING RATES

The provisional labor and indirect rates negotiated under this contract for billing purposes shall remain in effect until revised rates have been approved in writing by the Contracting Officer. The Contractor shall request new provisional billing rates in writing, no more frequently than annually. Such request shall delineate the current and proposed rates to be used, along with the proposed effective date of new rates.

[***]                 Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SUBCONTRACTS - ADVANCE NOTIFICATION AND CONSENT

Under this contract, the requirements of FAR 44.2, CONSENT TO SUBCONTRACTS, have been fulfilled for the following subcontracts:

Subcontractor’s Name	Estimated Price for Base Period

Lockheed Martin Corporation	[***]
Consystec Corporation	[***]
Ice & Associates	[***]
Booz Allen Hamilton, Inc.	[***]

Any future change or revision to the Statement of Work or other applicable aspects of this contract shall include the subcontract(s) only to the extent that performance of the subcontract(s) is directly affected by the change or revision.

KEY PERSONNEL

1252.237-73 Key Personnel (APR 2005)

KEY PERSONNEL
(APR 2005)

(a) The personnel as specified below are considered essential to the work being performed under this contract and may, with the consent of the contracting parties, be changed from time to time during the course of the contract by adding or deleting personnel, as appropriate.

(b) Before removing, replacing, or diverting any of the specified individuals, the Contractor shall notify the contracting officer, in writing, before the change becomes effective.  The Contractor shall submit information to support the proposed action to enable the contracting officer to evaluate the potential impact of the change on the contract.  The Contractor shall not remove or replace personnel under this contract until the Contracting Officer approves the change.

The Key Personnel under this Contract are listed below.

(End of Clause)

The Contractor has designated [***] as the Program Manager (PM) and [***] the Principal Investigator (PI).  In the event that either the Program Manager or the Principal Investigator or both is (are) unable to continue performance under this contract, the appointment of a replacement or replacements of equal caliber shall be subject to the prior written approval of the Contracting Officer.

[***]                 Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

The Key Personnel and/or Facilities under this Contract: specify key personnel and/or facilities

Key Personnel Name:	Discipline:
[***]	Transportation Engineer
[***]	Systems Engineer
[***]	Systems Engineer
[***]	Systems Engineer
[***]	Systems Engineer
[***]	Transportation Engineer
[***]	Software Engineer

SECTION H - SPECIAL CONTRACT REQUIREMENTS

QUALIFICATIONS OF CONTRACTOR EMPLOYEES (DEVIATION) (MAY 2005) –
Alternate I (October 2005)

a. Definitions.  As used in this clause-  “Sensitive Information” is any information that, if subject to unauthorized access, modification, loss, or misuse, or is proprietary data, could adversely affect the national interest, the conduct of Federal programs, or the privacy of individuals specified in The Privacy Act, 5 U.S.C. 552a, but has not been specifically authorized under criteria established by an Executive Order or an Act of Congress to be kept secret in the interest of national defense or foreign policy.

b. Work under this contract may involve access to DOT facilities, sensitive information, or resources (e.g., computer systems). To protect sensitive information, which shall not be disclosed by the contractor unless authorized in writing by the contracting officer, the contractor shall provide training to any contractor employees authorized to access sensitive information, and upon request of the Government, provide information to assist the Government in determining an individual’s suitability to have authorization.

c. The Contracting Officer may require dismissal from work under this contract those employees deemed incompetent, careless, insubordinate, unsuitable, or otherwise objectionable, or whose continued employment is deemed contrary to the public interest or inconsistent with the best interest of national security.

d. Contractor employees working on this contract must complete such forms, as may be necessary for security or other reasons, including the conduct of background investigations to determine suitability. Completed forms shall be submitted as directed by the Contracting Officer. Upon the Contracting Officer’s Technical Representative (COTR) or Project/Program Manager (PM) request, the Contractor’s employees shall be fingerprinted, or subject to other investigations as required.

e. The Contractor shall ensure that contractor employees are citizens of the United States of America or an alien who has been lawfully admitted for permanent residence or employment

[***]                 Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(indicated by immigration status) as evidenced Bureau of Citizenship and Immigration Services documentation; and

f. The Contractor shall immediately notify the COTR or PM when an employee’s status changes (e.g., employee’s transfer, completion of a project, retirement or termination of employment) that may affect the employee’s eligibility for access to the facility, sensitive information, or resources.

g. To ensure the requirements of FIPS 201, Personal Identity Verification (PIV) of Federal Employees and Contractors, are met, the Contractor shall:

1.             Provide a listing of personnel from whom an identification (ID) card is requested to the COTR or PM who will provide a copy of the listing to the card issuing office.  This may include Contractor and subcontractor personnel.  Following issuing office directions for submittal of an application package.

2.             While visiting or performing work on a DOT facility, as specified by the issuing office, PM or COTR, ensure that contractor employees prominently display their identification card.

3.             Promptly deliver to the issuing office: (1) all ID cards assigned to an employee who no longer requires access to the facility; and (2) all expired ID cards within five (5) days of their expiration or all cards at time of contract termination, whichever occurs first.

4.             Immediately report any lost or stolen ID cards to the issuing office and follow their instructions.

h.  The Contractor shall include the substance of this clause in all subcontracts at any tier where the subcontractor may have access to Government facilities, sensitive information, or resources.

i.  Failure to comply with these requirements may result in withholding of final payment.

(End of clause)

52.232-33 Payment by Electronic Funds Transfer - Central Contractor Registration (OCT 2003)

(a) Method of payment. (1) All payments by the Government under this contract shall be made by electronic funds transfer (EFT), except as provided in paragraph (a)(2) of this clause. As used in this clause, the term “EFT” refers to the funds transfer and may also include the payment information transfer.

(2) In the event the Government is unable to release one or more payments by EFT, the Contractor agrees to either -

(i) Accept payment by check or some other mutually agreeable method of payment; or

(ii) Request the Government to extend the payment due date until such time as the Government can make payment by EFT (but see paragraph (d) of this clause).

(b) Contractor’s EFT information. The Government shall make payment to the Contractor using the EFT information contained in the Central Contractor Registration (CCR) database. In the event that the EFT information changes, the Contractor shall be responsible for providing the updated information to the CCR database.

(c) Mechanisms for EFT payment. The Government may make payment by EFT through either the Automated Clearing House (ACH) network, subject to the rules of the National Automated Clearing House Association, or the Fedwire Transfer System. The rules governing Federal payments through the ACH are contained in 31 CFR part 210.

(d) Suspension of payment. If the Contractor’s EFT information in the CCR database is incorrect, then the Government need not make payment to the Contractor under this contract until correct EFT information is entered into the CCR database; and any invoice or contract financing request shall be deemed not to be a proper invoice for the purpose of prompt payment under this contract. The prompt payment terms of the contract regarding notice of an improper invoice and delays in accrual of interest penalties apply.

(e) Liability for uncompleted or erroneous transfers. (1) If an uncompleted or erroneous transfer occurs because the Government used the Contractor’s EFT information incorrectly, the Government remains responsible for -

(i) Making a correct payment;

(ii) Paying any prompt payment penalty due; and

(iii) Recovering any erroneously directed funds.

(2) If an uncompleted or erroneous transfer occurs because the Contractor’s EFT information was incorrect, or was revised within 30 days of Government release of the EFT payment transaction instruction to the Federal Reserve System, and -

(i) If the funds are no longer under the control of the payment office, the Government is deemed to have made payment and the Contractor is responsible for recovery of any erroneously directed funds; or

(ii) If the funds remain under the control of the payment office, the Government shall not make payment, and the provisions of paragraph (d) of this clause shall apply.

(f) EFT and prompt payment. A payment shall be deemed to have been made in a timely manner in accordance with the prompt payment terms of this contract if, in the EFT payment transaction instruction released to the Federal Reserve System, the date specified for settlement of the payment is on or before the prompt payment due date, provided the specified payment date is a valid date under the rules of the Federal Reserve System.

(g) EFT and assignment of claims. If the Contractor assigns the proceeds of this contract as provided for in the assignment of claims terms of this contract, the Contractor shall require as a condition of any such assignment, that the assignee shall register separately in the CCR database and shall be paid by EFT in accordance with the terms of this clause.  Notwithstanding any other requirement of this contract, payment to an ultimate recipient other than the Contractor, or a financial institution properly recognized under an assignment of claims pursuant to subpart 32.8, is not permitted. In all respects, the requirements of this clause shall apply to the assignee as if it were the Contractor. EFT information that shows the ultimate recipient of the transfer to be other than the Contractor, in the absence of a proper assignment of claims acceptable to the Government, is incorrect EFT information within the meaning of paragraph (d) of this clause.

(h) Liability for change of EFT information by financial agent. The Government is not liable for errors resulting from changes to EFT information made by the Contractor’s financial agent.

(i) Payment information. The payment or disbursing office shall forward to the Contractor available payment information that is suitable for transmission as of the date of release of the EFT instruction to the Federal Reserve System. The Government may request the Contractor to designate a desired format and method(s) for delivery of payment information from a list of formats and methods the payment office is capable of executing. However, the Government does not guarantee that any particular format or method of delivery is available at any particular payment office and retains the latitude to use the format and delivery method most convenient to the Government. If the Government makes payment by check in accordance with paragraph  (a) of this clause, the Government shall mail the payment information to the remittance address contained in the CCR database.

(End of clause)

NONPERSONAL SERVICES CONTRACT

This contract is a “nonpersonal” services contract” as defined in the FAR at subpart 37.101.  It is understood and agreed that the contractor and/or contractor’s employees and subcontractors:   (1) shall perform the services specified herein as independent contractors, not as employees of the government;  (2) shall be responsible for their own management and administration of the work required and bear sole responsibility for complying with any and all technical, schedule, or financial requirements or constraints attendant to the performance of this contract;  (3) shall be free from supervision or control by any government employee with respect to the manner or method of performance of the services specified; but  (4) shall, pursuant to the government’s right and obligation to inspect, accept or reject the work, comply with such general direction of the contracting officer, or the duly authorized representative of the contracting officer as is necessary to ensure accomplishment of the contract objectives.

LIABILITY

The Government cannot indemnify the Contractor or its subcontractor(s) from liability as a result of the performance of work under this contract. Therefore, the Contractor is required to obtain adequate property, vehicle and liability insurance during the entire period of performance, as appropriate, in accordance with the provisions of the clause at FAR 52.228-5, which is incorporated into this contract in Section I.  Evidence of such insurance must be submitted to the Contracting Officer as a condition of award.

GOVERNMENT FURNISHED OR ACQUIRED PROPERTY

Any Government furnished or contractor acquired property provided or obtained under the performance of this contract shall be accounted for as provided in Transportation Acquisition Regulation (TAR) Subpart 1245.5, and by complying with the following provision:

1252.245-70         GOVERNMENT PROPERTY REPORTS (OCT 1994)

(a)                                  The contractor shall prepare an annual report of Government property in its possession and the possession of its subcontractors.

(b)                                 The report shall be submitted to the Contracting Officer not later than September 15 of each calendar year on Form DOT F 4220.43, Contractor Report of Government Property.

QUALITY ASSURANCE STATEMENT

The Federal Highway Administration (FHWA) provides high-quality information to serve Government, industry, and the public in a manner that promotes public understanding.  Standards and policies are used to ensure and maximize the quality, objectivity, utility, and integrity of its information.  FHWA periodically reviews quality issues and adjusts its programs and processes to ensure continuous quality improvement.

REPRINTS OF PUBLICATIONS

At such time that any article resulting from work under this contract is published, two reprints of the publication shall be sent to the COTR, clearly referencing this contract number and any other appropriate handling information.  Written notification shall also be provided to the Contracting Officer.

SITE VISITS

The FHWA, through its authorized representative, has the right at all reasonable times, to make site visits for the purpose of reviewing the project accomplishments and management control systems, and to provide technical assistance and guidance as may be required.  If any site visit is made by the FHWA on the premises of the Contractor, a team member, or a subcontractor performing work under the contract, same will provide and will require their subcontractor(s) to provide all reasonable facilities and assistance for the safety and convenience of the FHWA and other Government representatives, in the performance of their duties.  Such visits may be either announced or unannounced.

POST-AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.       Contractor Performance Evaluations

Annual and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15 (or FAR 36.201 for construction, or FAR 36.604 for Architect-Engineering).  The final performance evaluations will be prepared at the time of completion of work.  Annual and final evaluations will be provided to the contractor as soon as practicable after completion of the evaluation.  The contractor can elect to review the evaluation and submit additional information or a rebuttal statement.  The contractor will be permitted thirty days to respond.  Contractor response is voluntary and is not mandatory.  Any disagreement between the parties regarding an evaluation will be referred to an individual at a level above the Contracting Officer, whose decision is final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.      Electronic Access to Contractor Performance Evaluations

FAR 42.15 requires agencies to prepare annual and final evaluations of contractor performance.  The U. S. Department of Transportation utilizes the National Institutes of Health (NIH) Contractor Performance System (CPS) to record and maintain past performance information.  The CPS module for architect-engineer contracts is not yet available.  Therefore, the following information regarding electronic access does not apply to architect-engineer contracts.  Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following URL:  https://www.cpscontractor.nih.gov/.

The registration process requires the contractor to identify an individual who will serve as a primary contact and who will be authorized access to the evaluation for review and comment.  In addition, the contractor will be required to identify a secondary contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time period.  Once the contractor is registered and a performance evaluation has been prepared and is ready for comment, the CPS will send an e-mail to the contractor representative notifying that individual that a performance evaluation is electronically available for review and comment.

END OF CLAUSE

PROTECTION OF INFORMATION AND LIMITATION OF FUTURE CONTRACTING

a.               It is anticipated that in performance of this contract, the Contractor may require access to or receipt of information and data relating to FHWA’s plans, programs, technical requirements, and budgetary matters, and such other information, the disclosure of which may give competitive advantage to recipients or would be adverse to the interest of the Government.

b.              The Contractor shall not disclose such information acquired to anyone, other than those Contractor, subcontractor, or consultant personnel performing work under this contract, without the prior written consent of the Contracting Officer, until such time as the Government may have authorized the release of such information and data to the public.

c.               To the extent that the work under this contract requires access to proprietary, business confidential, or financial data of other companies, and as long as such data remains proprietary or confidential, the Contractor shall protect such data from unauthorized use and disclosure and agrees not to use it to compete against such companies.

d.              It is anticipated that during performance of this contract, the Contractor may be issued Task Orders involving technical evaluation of other Contractor’s offers or products.  FAR 9.505-3 provides that contracts shall not generally be award to a Contractor that would evaluate or advise the Government concerning its own products or activities or those of a competitor without proper safeguards to ensure objectivity and protect the Government’s interests.  These safeguards will be accomplished by restricting future contracting with the Government as delineated below.

e.               FHWA will not unilaterally disclose to the Contractor any proprietary information furnished by domestic or foreign participants in FHWA’s programs.  If the Contractor requires access to such information in performance of this contract, an agreement concerning release and restrictions on the use of such data must be sought by the Contractor with the source of the data.

f.                 It is agreed by the parties of this contract that the Contractor will be restricted in its future contracting with Government in the manner described below in this sub-section f.  Except as specifically provided below in the sub-section f, the Contractor shall be free to compete for FHWA business on an equal basis with other companies.  If the Contractor, under the terms of this contract, acquires or obtains information specified in paragraphs a or c of this section and if that information is not publicly available and could give the Contractor a competitive advantage in subsequent procurements or would be adverse to the interests of the Government, then the Contractor shall be ineligible to perform as a prime contractor, subcontractor or consultant, or in any capacity to any supplier under an ensuing Government contract.  Further, if the Contractor, under the terms of this contract, is required to develop specifications or a statement of work, or to develop materials leading directly, predictably or without delay to a statement of work to be used in the competitive procurement of a system or services, the Contractor shall be ineligible to perform the work described within that solicitation as a prime contractor, subcontractor, consultant, or in any capacity to any supplier under an ensuing FHWA contract.  Any questions on this matter shall be immediately addressed to the Contracting Officer.

g.              These restrictions do not limit the Contractor’s right to use and disclose any information and data obtained from another source without restriction.

h.              The Contractor agrees to train its employees who will have access to such sensitive information in all necessary security procedures and require them to sign non-disclosure statements and certificates attesting to their understanding of the requirements for safeguarding such information.

i.                  In the event that the Contractor fails to comply with this provision of the contract, the Government may terminate the contract for default.

j.                  The Contractor shall include this provision, including this paragraph, in all subcontracts and consultant agreements for performance of work under this contract unless excused in writing by the Contracting Officer.

COMPUTER RELATED SERVICES

The primary purpose of this contract is not to perform ADP services or computer services. (The mere use of personal computers and common off-the-shelf programs – for word-processing, desk-top publishing, spreadsheets, e-mails, and the creation and manipulation of graphics – is not considered “computer related services”).

However, in the performance of one or more task orders, there is a possibility that the Contractor might be required to create or to modify a web site, or might be required to create or modify a database, or might provide other technical collaboration/support using computers.  If any technical work of the type described in this paragraph were ever required, it would be specified in the applicable task order(s).  Any such technical work shall be carefully coordinated with the COTR to ensure that the work complies with any FHWA ADP standards applicable at that time.

All requirements for compliance with the accessibility standards of Section 508 of the Rehabilitation Act will be specified in the applicable Task Orders.

SOURCE CODE FOR SOFTWARE

In the event that source code is first produced under this contract, delivery of all source code for all software developed hereunder shall be in both electronic and paper format.

52.224-1 Privacy Act Notification (APR 1984)

The Contractor will be required to design, develop, or operate a system of records on individuals, to accomplish an agency function subject to the Privacy Act of 1974, Public Law 93-579, December 31, 1974 (5 U.S.C. 552a) and applicable agency regulations.  Violation of the Act may involve the imposition of criminal penalties.

PART II

SECTION I - CONTRACT CLAUSES

52.237-3                       CONTINUITY OF SERVICES (JAN 1991)

[In accordance with Iteris’ request, subparagraph “c” of the CONTINUITY OF SERVICES clause is hereby modified so as to read as follows:]

“(c)                The Contractor shall allow as many personnel as practicable to remain on the job to help the successor maintain the continuity and consistency of the services required by this contract.  Personnel records will only be released to the successor with employee permission.  If selected employees are agreeable to the change, the Contractor shall release them at a mutually agreeable date.”

52.252-2 Clauses Incorporated by Reference. (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): http://www.arnet.gov/far/  (the Official General Services Administration (GSA) Site of the Federal Acquisition Regulations (FAR));  http://www.dot.gov/ost/m60/tamtar/tar.htm (the Official DOT Site of the Transportation Acquisition Regulations (TAR)).

I.      FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSES

1.	52.202-1	Definitions (JUL 2004)
2.	52.203-3	Gratuities (APR 1984)
3.	52.203-5	Covenant Against Contingent Fees (APR 1984)
4.	52.203-6	Restrictions on Sub-Contractor Sales to the Government (JUL 1995)
5.	52.203-7	Anti-Kickback Procedures (JUL 1995)
6.	52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (JAN 1997)
7.	52.203-10	Price or Fee Adjustment for Illegal or Improper Activity (JAN 1997)
8.	52.203-12	Limitations on Payments to Influence Certain Federal Transactions (SEP 2005)
9.	52.204-4	Printing/Copying Double-sided on Recycled Paper (AUG 2000)
10.	52.204-7	Central Contractor Registration (JULY 2006)
11.	52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (JAN 2005)
12.	52.215-2	Audit and Records – Negotiation (JUN 1999)
13.	52.215-8	Order of Precedence – Uniform Contract Format (OCT 1997)
14.	52.215-10	Price Reduction for Defective Cost or Pricing Data (OCT 1997)
15.	52.215-11	Price Reduction for Defective Cost or Pricing Data – Modifications (OCT 1997)
16.	52.215-12	Sub-Contractor Cost or Pricing Data (OCT 1997)
17.	52.215-13	Sub-Contractor Cost or Pricing Data – Modifications (OCT 1997)
18.	52.215-15	Pension Adjustments and Asset Reversions (OCT 2004)

19.	52.215-17	Waiver of Facilities Capital Cost of Money (OCT 1997)
20.	52.215-18	Reversion or Adjustment of Plans for Post Retirement Benefits (PRB) Other than Pensions (JUL 2005)
21.	52.215-19	Notifications of Ownership Changes (OCT 1997)
22.	52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data – Modifications (OCT 1997)
23.	52.216-7	Allowable Cost and Payment (DEC 2002)
24.	52.216-8	Fixed Fee (MAR 1997)
25.	52.216-18	Ordering (OCT 1995)
26.	52.216-22	Indefinite Quantity (OCT 1995)
27.	52.219-4	Notice Of Price Evaluation For HUBZone Small Business Concerns (JAN 1999)
28.	52.219-8	Utilization Of Small Business Concerns (MAY 2004)
29.	52.219-9	Small Business Subcontracting Plan (JULY 2005)
30.	52.219-16	Liquidated Damages – Subcontracting Plan (JAN 1999)
31.	52.222-3	Convict Labor (JUN 2003)
32.	52.222-21	Prohibition of Segregated Facilities (FEB 1999)
33.	52.222-26	Equal Opportunity (APR 2002)
34.	52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001)
35.	52.222-36	Affirmative Action for Workers with Disabilities (JUN 1998)
36.	52.222-37	Employment Reports on Special Disabled Veterans and Veterans of the Vietnam Era (DEC 2001)
37.	52.223-5	Pollution Prevention and Right-to-Know Information (APR 1998)
38.	52.223-6	Drug-Free Workplace (MAY 2001)
39.	52.223-14	Toxic Chemical Release Reporting (AUG 2003)
40.	52.224-2	Privacy Act (APR 1984)
41.	52.225-13	Restrictions on Certain Foreign Purchases (FEB 2006)
42.	52.225-14	Inconsistency between English Version and Translation of Contract (FEB 2000)
43.	52.226-1	Utilization of Indian Organizations and Indian Owned Economic Enterprises (JUN 2000)
44.	52.227-1	Authorization and Consent (JUL 1995)
45.	52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (AUG 1996)
46.	52.227-11	Patent Rights – Retention by the Contractor (Short Form) (JUN 1997)
47.	52.227-14	Rights in Data – General (JUN 1987)
48.	52.227-19	Commercial Computer Software – Restricted Rights (JUN 1987)
49.	52.228-7	Insurance – Liability to Third Persons (MAR 1996)
50.	52.230-2	Cost Accounting Standards (APR 1998)
51.	52.230-3	Disclosure and Consistency of Cost Accounting Practices (APR 1998)
52.	52.230-6	Administration of Cost Accounting Standards (APR 2005)
53.	52.232-9	Limitation on Withholding of Payments (APR 1984)
54.	52.232-17	Interest (JUN 1996)
55.	52.232-22	Limitation of Funds (APR 1984)
56.	52.232-23	Assignment of Claims (JAN 1986)
57.	52.232-25	Prompt Payment (OCT 2003)
58.	52.233-1	Disputes (JUL 2002)
59.	52.233-3	Protest After Award (AUG 1996) – Alternate I (JUN 1985)
60.	52.233-4	Applicable Law for Breach of Contract Claim (OCT 2004)

61.	52.237-2	Protection of Government Buildings, Equipment, and Vegetation (APR 1984)
62.	52.237-3	Continuity of Services (JAN 1991)
63.	52.237-10	Identification of Uncompensated Overtime (OCT 1997)
64.	52.242-1	Notice of Intent to Disallow Costs (APR 1984)
65.	52.242-3	Penalties for Unallowable Costs (MAY 2001)
66.	52.242-4	Certification of Final Indirect Costs (JAN 1997)
67.	52.242-13	Bankruptcy (JUL 1995)
68.	52.243-2	Changes – Cost-Reimbursement (AUG 1987) – Alternate I (APR 1984)
69.	52.244-2	Subcontracts (AUG 1998) – Alternate I (JAN 2006)
70.	52.244-6	Subcontracts for Commercial Items (FEB 2006)
71.	52.244-5	Competition in Subcontracting (DEC 1996)
72.	52.245-1	Property Records (APR 1984)
73.	52.245-5	Government Property (Cost-Reimbursement, Time-and-Material, or Labor-Hour Contracts) (MAY 2004)
74.	52.245-19	Government Property Furnished “As Is” (APR 1984)
75.	52.246-25	Limitation of Liability – Services (FEB 1997)
76.	52.247-34	FOB Destination (NOV 1991)
77.	52.249-6	Termination (Cost-Reimbursement) (MAY 2004)
78.	52.249-14	Excusable Delays (APR 1984)
79.	52.253-1	Computer Generated Forms (JAN 1991)

II.  DEPARTMENT OF TRANSPORTATION ACQUISITION REGULATIONS (48 CHAPTER 12) CLAUSES

80.	1252.223-73	Seat Belt Use Policies and Programs (MAY 2005)
81.	1252.237-71	Certification of Data (APR 2005)
82.	1252.242-71	Contract Testimony (OCT 1994)
83.	1252.242-72	Dissemination of Contract Information (OCT 1994)
84.	1252.242-73	Contracting Officer’s Technical Representative (OCT 1994)

52.252-4 Alterations in Contract. (APR 1984)

 Portions of this contract are altered as follows: None

P A R T  III

SECTION J - LIST OF ATTACHMENTS

1.                                       Standard Form LLL, Disclosure of Lobbying Activities - 2 pages

2.             FHWA Billing Instructions for Cost Reimbursement Contracts - 4 pages